UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 22, 2013 (December 21, 2012)

TRANSBIOTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 Marina Drive, Suite 202
Long Beach, CA 90803
 (Address of principal executive offices)  (zip code)

(562) 280-0483
(Registrant’s telephone number, including area code)

3030 Old Ranch Parkway, Suite 350
Seal Beach, CA 90740
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, we terminated the services of Scott Painter as our Chief Executive Officer, effective immediately.  We did not appoint a replacement, but are in the process of searching for a qualified Chief Executive Officer to fill the position. In the interim, Charles Bennington, our President, will cover the responsibilities of the Chief Executive Officer, as necessary.

Section 8 – Other Events

Item 8.01   Other Events

On December 21, 2012, we were mail served with a legal action entitled, Involuntary Petition, Chapter 7, pursuant to which petitioning creditor Bill Bowman filed an involuntary bankruptcy proceeding with the stated purpose of putting TransBiotec, Inc., a California corporation and our wholly-owned subsidiary, into a bankruptcy.  We believe this filing is without merit and that the involuntary petition does not meet the mandatory filing requirements for filing such an action and we will oppose this petition to the fullest extent permitted under the law.  Additionally, we are in settlement discussions with Bill Bowman, which, if successful, would include the withdrawal and dismissal of this action.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransBiotec, Inc.
a Delaware corporation

Dated: January 25, 2013		/s/ Charles Bennington
	By:	Charles Bennington
	Its:	President

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